Exhibit 21

SUBSIDIARIES OF REGISTRANT

Subsidiary Name	Jurisdiction of Formation
ARSloane UK Ltd.	United Kingdom
BancTec (Canada) Inc.	Canada
BancTec (Philippines) Inc.	Philippines
BancTec (Puerto Rico) Inc.	Delaware
BancTec B.V. (Netherlands)	Netherlands
BancTec Business Outsourcing SAS	France
BancTec ECM Solutions GmbH (Germany)	Germany
BancTec GmbH (Germany)	Germany
BancTec Group LLC	Delaware
BancTec Holding N.V. (Netherlands)	Netherlands
BancTec Iberica S.A. (Spain)	Spain
BancTec India Pvt. Ltd.	India
BancTec Intermediate Holding, Inc.	Delaware
BancTec Ltd.	United Kingdom
BancTec OU (Estonia)	Estonia
BancTec S.A. (France)	France
Banctec TPS India Private Ltd.	India
BancTec Transaktionsservice GmbH (Austria)	Austria
BancTec, Inc.	Delaware
BillSmart Solutions LLC	Delaware
BTC International Holdings, Inc.	Delaware
BTC Ventures, Inc.	Delaware
Charter Lason, Inc.	Delaware
CorpSource Holdings, LLC	Delaware

Subsidiary Name	Jurisdiction of Formation
Dataforce Interact Holdings Ltd.	United Kingdom
Dataforce Interact Ltd.	United Kingdom
DF Property Portfolio Ltd.	United Kingdom
DFG 2 LLC	Delaware
DFG UK LLC	Delaware
DFG2 Holdings, LLC	Delaware
DocuData Solutions L.C.	Texas
Economic Research Services, Inc.	Florida
Exela Finance Inc.	Delaware
Exela Holding GmbH (Germany)	Germany
Exela Intermediate Holdings, LLC	Delaware
Exela Intermediate LLC	Delaware
Exela Technologies AB (Sweden)	Sweden
Exela Technologies AS (Norway)	Norway
Exela Technologies Holdings Gmbh (Germany)	Germany
Exela Technologies sp. z.o.o. (Poland)	Poland
FTS Parent Inc.	Delaware
Glo-X, Inc.	Oklahoma
HOV Enterprise Services, Inc.	New Jersey
HOV Global Services Ltd.	United Kingdom
HOV Services (Nanchang), Ltd.	China
HOV Services, (Beijing) Ltd.	China
HOV Services, Inc.	Delaware
HOV Services, LLC	Nevada
HOVG, LLC (d/b/a Bay Area Credit)	Nevada
Ibis Consulting, Inc.	Rhode Island
Imagenes Digitales, S.A de C.V.	Mexico

Subsidiary Name	Jurisdiction of Formation
J&B Software, Inc.	Pennsylvania
Kinsella Media, LLC	Delaware
Lason International, Inc.	Delaware
LexiCode Healthcare, Inc.	Philippines
Managed Care Professionals LLC	Delaware
Meridian Consulting Group, LLC	Nevada
Novitex Acquisition, LLC	Delaware
Novitex Enterprise Solutions Canada, Inc.	Canada
Novitex Enterprise Solutions, Inc.	Delaware
Novitex Government Solutions, LLC	Delaware
Novitex Holdings, Inc.	Delaware
Novitex Intermediate, LLC	Delaware
Omni Management Acquisition Corp.	Delaware
Pangea Acquisitions, Inc.	Delaware
Plexus Europe Ltd.	United Kingdom
Promotora de Technologia, S.A. de C.V.	Mexico
RC4 Capital, LLC	Delaware
Recognition de Mexico S.A. de C.V.	Mexico
Recognition Mexico Holding, Inc.	Delaware
Regulus America LLC	Delaware
Regulus Group II LLC	Delaware
Regulus Group LLC	Delaware
Regulus Holding, Inc.	Delaware
Regulus Integrated Solutions LLC	Delaware
Regulus Tri-State LLC	Delaware
Regulus West LLC	Delaware
Rust Consulting, Inc.	Minnesota

Subsidiary Name	Jurisdiction of Formation
Rustic Canyon III, LLC	Delaware
S-CORP Philippines, Inc.	Philippines
SDS Applications Limited	United Kingdom
SDS Trading Applications	United Kingdom
Services Integration Group, L.P.	Delaware
SIG-GP, L.L.C., a Limited Liability Company	Delaware
SOURCECORP BPS Inc.	Delaware
SOURCECORP BPS Northern California, Inc.	Delaware
SOURCECORP de Mexico S.A. de C.V.	Mexico
SOURCECORP Legal Inc.	Delaware
SOURCECORP Management, Inc.	Delaware
SOURCECORP, Incorporated	Delaware
SourceHOV Canada Company (Nova Scotia)	Canada
SourceHOV Healthcare, Inc.	South Carolina
SourceHOV Holdings, Inc.	Delaware
SourceHOV India Pvt. Ltd.	India
SourceHOV LLC	Delaware
SourceHOV Tax, Inc.	Texas
TRAC HOLDINGS, LLC	Delaware
TRAC LLC	Nevada
TransCentra FTS Private Ltd.	India
TransCentra Inc.	Delaware
United Information Services, Inc.	Iowa